Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	April 5, 2019, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

~ Announces orders of 3,800 railcars valued at nearly $450 million ~

~ New railcar backlog of 26,000 units valued at $2.7 billion ~

~ Updates FY19 Guidance ~

Lake Oswego, Oregon, April 5, 2019 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its second fiscal quarter ended February 28, 2019.

Second Quarter Highlights

•

Net earnings attributable to Greenbrier for the quarter were $2.8 million, or $0.08 per diluted share, on revenue of $658.7 million. Quarterly results included $4.7 million, or $0.14 per diluted share, related to loss accruals on certain railcar contracts and facility closure costs in the railcar repair operations.

•	Adjusted EBITDA for the quarter was $37.4 million, or 5.7% of revenue, and included $7.6 million related to railcar contract loss accruals and facility closure costs.

•	Orders for 3,800 diversified railcars were received during the quarter, valued at nearly $450 million.

•	New railcar backlog as of February 28, 2019 was 26,000 units with an estimated value of $2.7 billion.

•	New railcar deliveries totaled 5,100 units for the quarter.

•	Board declares quarterly dividend of $0.25 per share, payable on May 15, 2019 to shareholders as of April 24, 2019.

William A. Furman, Chairman and CEO, said, “Order activity, railcar deliveries and revenue generation highlighted Greenbrier’s fiscal second quarter. However, our earnings performance was underwhelming, reflecting what we believe will be a single disappointing quarter. Greenbrier’s fiscal second quarter was expected to be the least profitable of fiscal 2019. Planned production line changeovers temporarily reduced manufacturing efficiency in the quarter. These expected operating disruptions were compounded by the railcar contract loss accruals in Europe and Gunderson and the facility closure costs in our railcar repair network that we communicated on March 22. Greenbrier is actively addressing these performance issues. We expect to quickly resolve them.”

Furman concluded, “Over the balance of fiscal 2019, Greenbrier’s financial performance and profitability will significantly improve compared to the first half of fiscal 2019. As a result, revenue and delivery estimates for fiscal 2019 are unchanged and we have updated EPS guidance today to reflect the impact of the unique operating challenges in the fiscal second quarter. Greenbrier’s backlog of 26,000 units valued at $2.7 billion will produce sustained railcar deliveries through fiscal 2019 and provides good visibility into fiscal 2020. Our strong balance sheet, manufacturing flexibility and product innovation position us to successfully address a dynamic market environment and continue to grow at scale. We remain confident in Greenbrier’s long-term growth strategy and integrated business model.”

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 2

Fiscal 2019 Business Update

With approximately 95% of fiscal 2019 production in backlog, and based on current business trends, Greenbrier believes:

•	Deliveries will be approximately 24,000 – 26,000 units including Greenbrier-Maxion (Brazil) (which will account for approximately 2,000 units).

•	Revenue will exceed $3.0 billion.

•	Diluted EPS will be $3.60 - $3.80 excluding the $0.14 per share related to railcar contract loss accruals and closure costs in the fiscal second quarter.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q2 FY19	Q1 FY19	Sequential Comparison – Main Drivers
Revenue	$658.7M	$604.5M	Up 9.0% primarily due to increased external syndication activity and higher wheel and component volumes
Gross margin	8.2%	12.0%	Decrease driven by lower manufacturing efficiencies, including multiple line change overs, railcar contract loss accruals and closure costs
Selling and administrative expense	$47.9M	$50.4M	Down 5.0% primarily due to lower employee related costs
Gain on disposition of equipment	$12.1M	$14.4M	Reflects continued rebalancing of lease portfolio
Adjusted EBITDA	$37.4M	$57.6M	Lower operating earnings including the $7.6 million of closure costs and railcar contract loss accruals in Q2
Effective tax rate	25.5%	28.5%
Earnings (loss) from unconsolidated affiliates	($0.8M)	$0.5M	Continued volatility in Brazilian operations
Net earnings attributable to noncontrolling interest	$3.0M	$5.4M	Change primarily impacted by partner share of European losses
Net earnings attributable to Greenbrier	$2.8M	$18.0M	Change includes $4.7 million from railcar contract loss accruals and closure costs, lower operating earnings and higher foreign exchange losses
Diluted EPS	$0.08	$0.54	Includes $0.14 per share from railcar contract loss accruals and closure costs

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 3

Segment Summary

	Q2 FY19	Q1 FY19	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$476.0M	$471.8M	Change primarily driven by mix shift
Gross margin	6.9%	11.4%	Decrease driven by lower manufacturing efficiencies, including multiple line change overs, and railcar contract loss accruals
Operating margin (1)	2.9%	7.8%	Primarily reflects lower gross margin
Deliveries (2)	4,500	4,200
Wheels, Repair & Parts
Revenue	$125.3M	$108.5M	Up 15.5% primarily attributable to higher wheel and component volumes
Gross margin	5.4%	7.0%	Down due to lower operating efficiencies and closure costs in Repair network
Operating margin (1)	2.3%	3.0%
Leasing & Services
Revenue	$57.4M	$24.2M	Increase driven by higher volume of externally sourced railcar syndications
Gross margin	24.4%	45.4%	Decrease primarily reflects lower margins on externally sourced railcar syndications; excluding this activity, gross margin would be 51.3%
Operating margin (1) (3)	36.7%	72.4%	Current quarter includes higher volume of externally sourced railcar syndications which have a lower gross margin
Lease fleet utilization	97.4%	94.9%

(1)	See supplemental segment information on page 10 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2019 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 5, 2019

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 10,600 railcars and performs management services for 372,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 4

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “affirms,” “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier, Adjusted diluted EPS and Diluted earnings per share range excluding railcar contract loss accruals and closure costs are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools commonly used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. Diluted earnings per share range excluding railcar contract loss accruals and closure costs exclude railcar contract loss accruals and closure costs. We believe these assist in comparing our performance across reporting periods.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 28, 2019	November 30, 2018	August 31, 2018	May 31, 2018	February 28, 2018

Assets
Cash and cash equivalents	$341,500	$462,797	$530,655	$589,969	$586,008
Restricted cash	21,584	8,872	8,819	9,204	8,875
Accounts receivable, net	335,732	306,917	348,406	322,328	321,795
Inventories	574,146	492,573	432,314	396,518	408,419
Leased railcars for syndication	163,472	233,415	130,926	158,194	168,748
Equipment on operating leases, net	381,336	317,282	322,855	302,074	258,417
Property, plant and equipment, net	472,739	461,120	457,196	424,035	429,465
Investment in unconsolidated affiliates	58,685	58,682	61,414	75,884	98,009
Intangibles and other assets, net	101,284	95,958	94,668	82,030	83,308
Goodwill	82,743	77,508	78,211	70,347	69,011

	$2,533,221	$2,515,124	$2,465,464	$2,430,583	$2,432,055

Liabilities and Equity
Revolving notes	$22,323	$22,189	$27,725	$20,337	$7,990
Accounts payable and accrued liabilities	474,863	438,304	449,857	447,827	461,088
Deferred income taxes	29,481	30,631	31,740	36,657	41,257
Deferred revenue	91,533	108,566	105,954	102,919	85,886
Notes payable, net	486,107	487,764	436,205	437,833	559,755
Contingently redeemable noncontrolling interest	25,637	28,449	29,768	31,135	33,046
Total equity - Greenbrier	1,257,818	1,257,631	1,250,101	1,225,512	1,095,447
Noncontrolling interest	145,459	141,590	134,114	128,363	147,586

Total equity	1,403,277	1,399,221	1,384,215	1,353,875	1,243,033

	$2,533,221	$2,515,124	$2,465,464	$2,430,583	$2,432,055

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,

	2019	2018	2019	2018

Revenue
Manufacturing	$476,019	$511,827	$947,808	$963,312
Wheels, Repair & Parts	125,278	88,710	233,821	166,721
Leasing & Services	57,374	28,799	81,565	58,838

	658,671	629,336	1,263,194	1,188,871
Cost of revenue
Manufacturing	442,996	429,165	860,801	810,015
Wheels, Repair & Parts	118,455	80,708	219,433	153,214
Leasing & Services	43,376	14,116	56,583	30,981

	604,827	523,989	1,136,817	994,210

Margin	53,844	105,347	126,377	194,661

Selling and administrative expense	47,892	50,294	98,324	97,337
Net gain on disposition of equipment	(12,102)	(5,817)	(26,455)	(24,988)

Earnings from operations	18,054	60,870	54,508	122,312

Other costs
Interest and foreign exchange	9,237	7,029	13,641	14,049

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	8,817	53,841	40,867	108,263
Income tax benefit (expense)	(2,248)	11,301	(11,383)	(6,834)

Earnings before earnings (loss) from unconsolidated affiliates	6,569	65,142	29,484	101,429
Earnings (loss) from unconsolidated affiliates	(786)	147	(319)	(2,763)

Net earnings	5,783	65,289	29,165	98,666
Net earnings attributable to noncontrolling interest	(3,018)	(3,647)	(8,444)	(10,771)

Net earnings attributable to Greenbrier	$2,765	$61,642	$20,721	$87,895

Basic earnings per common share:	$0.08	$2.10	$0.63	$3.00

Diluted earnings per common share:	$0.08	$1.91	$0.63	$2.74

Weighted average common shares:
Basic	32,628	29,355	32,634	29,343
Diluted	33,206	32,711	33,149	32,703

Dividends declared per common share	$0.25	$0.23	$0.50	$0.46

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended February 28,
	2019	2018

Cash flows from operating activities
Net earnings	$29,165	$98,666
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(3,405)	(35,080)
Depreciation and amortization	40,815	36,454
Net gain on disposition of equipment	(26,455)	(24,988)
Accretion of debt discount	2,165	2,060
Stock based compensation expense	7,311	12,574
Noncontrolling interest adjustments	5,306	(2,555)
Other	1,809	958
Decrease (increase) in assets:
Accounts receivable, net	23,298	(25,681)
Inventories	(154,388)	(10,211)
Leased railcars for syndication	(76,386)	(74,129)
Other	(11,274)	10,434
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	28,458	46,434
Deferred revenue	(13,041)	(42,589)

Net cash used in operating activities	(146,622)	(7,653)

Cash flows from investing activities
Proceeds from sales of assets	63,879	105,142
Capital expenditures	(98,176)	(53,503)
Investment in and advances to unconsolidated affiliates	(11,393)	(17,739)
Other	1,986	1,207

Net cash provided by (used in) investing activities	(43,704)	35,107

Cash flows from financing activities
Net changes in revolving notes with maturities of 90 days or less	(6,007)	3,666
Proceeds from issuance of notes payable	225,000	13,929
Repayments of notes payable	(176,641)	(16,056)
Investment by joint venture partner	—	6,500
Debt issuance costs	(2,770)	—
Dividends	(16,651)	(13,546)
Cash distribution to joint venture partner	(5,058)	(41,758)
Tax payments for net share settlement of restricted stock	(4,762)	(5,199)

Net cash provided by (used in) financing activities	13,111	(52,464)

Effect of exchange rate changes	825	(465)
Decrease in cash, cash equivalents and restricted cash	(176,390)	(25,475)
Cash, cash equivalents and restricted cash
Beginning of period	539,474	620,358

End of period	$363,084	$594,883

Balance Sheet Reconciliation
Cash and cash equivalents	$341,500	$586,008
Restricted cash	21,584	8,875

Total cash, cash equivalents and restricted cash as presented above	$363,084	$594,883

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Total

Revenue
Manufacturing	$471,789	$476,019	$947,808
Wheels, Repair & Parts	108,543	125,278	233,821
Leasing & Services	24,191	57,374	81,565

	604,523	658,671	1,263,194
Cost of revenue
Manufacturing	417,805	442,996	860,801
Wheels, Repair & Parts	100,978	118,455	219,433
Leasing & Services	13,207	43,376	56,583

	531,990	604,827	1,136,817

Margin	72,533	53,844	126,377

Selling and administrative expense	50,432	47,892	98,324
Net gain on disposition of equipment	(14,353)	(12,102)	(26,455)

Earnings from operations	36,454	18,054	54,508

Other costs
Interest and foreign exchange	4,404	9,237	13,641

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	32,050	8,817	40,867
Income tax expense	(9,135)	(2,248)	(11,383)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	29,484
Earnings (loss) from unconsolidated affiliates	467	(786)	(319)

Net earnings	23,382	5,783	29,165
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(8,444)

Net earnings attributable to Greenbrier	$17,956	$2,765	$20,721

Basic earnings per common share (1)	$0.55	$0.08	$0.63
Diluted earnings per common share (1)	$0.54	$0.08	$0.63

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are not considered participating securities and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, when dilutive.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$451,485	$511,827	$510,099	$571,175	$2,044,586
Wheels, Repair & Parts	78,011	88,710	94,515	85,787	347,023
Leasing & Services	30,039	28,799	36,773	32,244	127,855

	559,535	629,336	641,387	689,206	2,519,464
Cost of revenue
Manufacturing	380,850	429,165	427,875	489,517	1,727,407
Wheels, Repair & Parts	72,506	80,708	85,850	79,266	318,330
Leasing & Services	16,865	14,116	19,155	14,536	64,672

	470,221	523,989	532,880	583,319	2,110,409

Margin	89,314	105,347	108,507	105,887	409,055

Selling and administrative expense	47,043	50,294	51,793	51,309	200,439
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(4,556)	(44,369)

Earnings from operations	61,442	60,870	71,539	59,134	252,985

Other costs
Interest and foreign exchange	7,020	7,029	6,533	8,786	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	50,348	223,617
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(10,115)	(32,893)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	40,233	190,724
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(3,075)	(18,661)

Net earnings	33,377	65,289	36,239	37,158	172,063
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(6,223)	(20,282)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$30,935	$151,781

Basic earnings per common share (1)	$0.90	$2.10	$1.03	$0.95	$4.92
Diluted earnings per common share (1)	$0.83	$1.91	$1.01	$0.94	$4.68

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are not considered participating securities and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings. The 2018 Convertible Notes matured on April 1, 2018.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 28, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$476,019	$46,855	$522,874	$13,990	$2,358	$16,348
Wheels, Repair & Parts	125,278	8,858	134,136	2,823	(858)	1,965
Leasing & Services	57,374	2,911	60,285	21,030	2,101	23,131
Eliminations	—	(58,624)	(58,624)	—	(3,601)	(3,601)
Corporate	—	—	—	(19,789)	—	(19,789)

	$658,671	$—	$658,671	$18,054	$—	$18,054

Three months ended November 30, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$471,789	$6,201	$477,990	$36,855	$433	$37,288
Wheels, Repair & Parts	108,543	15,981	124,524	3,247	312	3,559
Leasing & Services	24,191	5,999	30,190	17,513	5,452	22,965
Eliminations	—	(28,181)	(28,181)	—	(6,197)	(6,197)
Corporate	—	—	—	(21,161)	—	(21,161)

	$604,523	$—	$604,523	$36,454	$—	$36,454

	Total assets
	February 28, 2019	November 30, 2018
Manufacturing	$1,093,593	$998,820
Wheels, Repair & Parts	341,317	322,525
Leasing & Services	704,016	691,389
Unallocated	394,295	502,390

	$2,533,221	$2,515,124

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 28, 2019	November 30, 2018
Net earnings	$5,783	$23,382
Interest and foreign exchange	9,237	4,404
Income tax expense	2,248	9,135
Depreciation and amortization	20,115	20,700

Adjusted EBITDA	$37,383	$57,621

Three Months Ended
February 28, 2019
Backlog Activity (units) (1)
Beginning backlog	27,500
Orders received	3,800
Production held as Leased railcars for syndication	(1,400)
Production sold directly to third parties	(3,900)

Ending backlog	26,000

Delivery Information (units) (1)
Production sold directly to third parties	3,900
Sales of Leased railcars for syndication	1,200

Total deliveries	5,100

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	February 28, 2019	November 30, 2018

Weighted average basic common shares outstanding (1)	32,628	32,640
Dilutive effect of convertible notes (2)	—	—
Dilutive effect of performance awards (3)	578	453

Weighted average diluted common shares outstanding	33,206	33,093

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2024 Convertible notes was excluded for the three months ended February 28, 2019 and November 30, 2018 as the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the Company is in a net earnings position.

Reconciliation of diluted earnings per share range

Year Ended August 31, 2019
Diluted earnings per share range	$3.46 - $3.66
Railcar contract loss accruals and closure costs	0.14

Diluted earnings per share range excluding railcar contract loss accruals and closure costs	$3.60 - $3.80

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